                                                                   EXHIBIT 10.14


                             LEASE/LICENSE AGREEMENT

         THIS LEASE/LICENSE AGREEMENT (this "Agreement") is made on this 30th day of April 1999 by and among HEBRON COMMUNICATIONS CORPORATION, a Florida corporation ("Hebron"), and AMERIVISION COMMUNICATIONS, INC., an Oklahoma corporation ("AmeriVision").

                                    Recitals

         Hebron owns and operates telecommunications switches in Chicago, Illinois and Oklahoma City, Oklahoma providing switched-resold telecommunications service (the "Telecommunications Business") and holds certain licenses, permits and authorizations (the "FCC Authorizations") issued by the Federal Communications Commission (the "FCC") and certain licenses, permits and authorizations (the "State Authorizations") issued by certain state regulatory agencies having jurisdiction over the Telecommunications Business (collectively, the "State Commissions"). The State Authorizations and the FCC Authorizations shall be referred to herein collectively as the "Regulatory Authorizations."

         Hebron owns and operates certain assets in connection with an Internet service provider project (the "Internet Business") heretofore conducted in conjunction with AmeriVision. The Internet Business and the Telecommunications Business shall be referred to herein collectively as the "Business."

         Pursuant to the Asset Purchase Agreement of even date herewith (the "Purchase Agreement"), Hebron has agreed to sell to AmeriVision, and AmeriVision has agreed to purchase from Hebron, certain Assets that comprise the Business under the terms and conditions set forth therein (any capitalized terms used herein but not defined shall have the meaning set forth in the Purchase Agreement). In the interim between the date hereof and the Closing Date under the Purchase Agreement, Hebron and AmeriVision wish to transfer from Hebron to AmeriVision custody and control of the Assets, which AmeriVision shall hold and operate as if the Assets were owned by AmeriVision herein between the Commencement Date (defined below) and the Closing Date (or such other date as may be set forth herein), all as further set forth herein.

                                    Agreement

         NOW, THEREFORE, taking the foregoing into account, and in consideration of the mutual covenants and agreements set forth herein, the parties, intending to be legally bound, hereby agree as follows:

         1. Term. The term of this Agreement (the "Term") shall be deemed to have begun on February 1, 1999 (the "Commencement Date") and shall terminate, unless earlier terminated in accordance with the terms herewith, upon the earlier of the following: (1) the date of the consummation of the Closing of the Purchase Agreement; (2) one (1) year after the date of the Purchase Agreement; (3) by either party in the event of any adverse vote of the shareholders of Hebron on the transactions contemplated by the Purchase Agreement; or (4) by the non-breaching party in the event the Purchase Agreement is terminated under Section 11.1(f) or (h) thereof.

         2. Lease and License of Assets. Hebron hereby leases to AmeriVision, and AmeriVision hereby leases from Hebron, for the Term all of the Assets (excluding the Intangible Property) on the terms and conditions set forth herein. Hebron hereby grants to AmeriVision, and AmeriVision hereby accepts from Hebron, for the Term an exclusive license to use all of the Intangible Property. Hebron represents, warrants and covenants that AmeriVision shall have the exclusive right to possess, use and control the Assets during the Term, free from interference from Hebron or any person claiming by, through or under Hebron.

         3. Payments; Proceeds of Operation of Assets.

            (a) During the Term, AmeriVision shall pay to Hebron a fee in the amount of Three Hundred Ninety Four and 40/100 Dollars ($394.40) per day, payable in arrears on the last day of each calendar month ending within, and on the last day of the Term. Notwithstanding the foregoing, AmeriVision shall pay to Hebron fees due hereunder from the period of February 1, 1999 to April 30, 1999 upon the satisfaction of the following: (i) successful completion of approval by Hebron's shareholders to the transactions set forth in the Asset Purchase Agreement between AmeriVision and Hebron dated as of April 30, 1999; and (ii) delivery of documentation to AmeriVision reflecting such shareholder approval.

            (b) In consideration of the mutual promises and covenants contained herein and the terms of the Asset Purchase Agreement, AmeriVision agrees to duly execute and deliver to Hebron the Payables Note on the date of this Agreement.

            (c) All revenue resulting from the operation of the Business or any of the Assets shall be for the account of AmeriVision, and AmeriVision shall be entitled to collect all accounts receivable arising therefrom. On the date of this Agreement, in exchange for AmeriVision's execution and delivery of the Payables Note, Hebron shall assign to AmeriVision all of Hebron's accounts receivable that comprise the Remaining Buyer Debt.

         4.       Benefit, Assumption of Contracts.

            (a) During the Term, AmeriVision shall pay and discharge in a timely manner the obligations of Hebron under each of the Contracts listed on Schedule
2.8 of the Purchase Agreement. AmeriVision may, but shall not be obligated to, assume any of the Contracts prior to the date of the consummation of the Closing of the Purchase Agreement. If

AmeriVision elects to assume any of the Contracts prior to such date, Hebron shall assign such Contracts to AmeriVision and shall cooperate with AmeriVision to effectuate such assignment, including without limitation by using its best efforts to obtain consent to assignment from other parties to any Contracts where such consents may be necessary or appropriate. In any event, Hebron shall provide the benefits of each Contract to AmeriVision and shall take no action and (other than with respect to AmeriVision's duty to pay and discharge Hebron's obligations pursuant to such Contracts set forth herein) make no omission that would cause or permit such contracts to lapse, go into default or otherwise no longer be in full force and effect and available to AmeriVision.

            (b) To the extent that any Contract that AmeriVision wishes to assume is not capable of being sold, assigned, transferred, delivered or subleased without the waiver or consent of any third person (including a government or governmental unit), or if such sale, assignment, transfer, delivery or sublease or attempted sale, assignment, transfer, delivery or sublease would constitute a breach thereof or a violation of any law or regulation, this Agreement and any assignment executed pursuant hereto shall not constitute a sale, assignment, transfer, delivery or sublease or an attempted sale, assignment, transfer, delivery or sublease thereof. In those cases where consents, assignments, releases and/or waivers have not been obtained at or prior to the Commencement Date to the transfer and assignment to AmeriVision of the Contracts, this Agreement and any assignment executed pursuant hereto, to the extent permitted by law, shall constitute an equitable assignment by Hebron to AmeriVision of all of Hebron's rights, benefits, title and interest in and to the Contracts, and where necessary or appropriate, AmeriVision shall be deemed to be Hebron's agent for the purpose of obtaining all of Hebron's rights and performing and discharging all of Hebron's liabilities arising after the Commencement Date under such Contracts. Hebron shall use its best efforts to provide AmeriVision with the financial and business benefits of such Contracts (including, without limitation, permitting AmeriVision to enforce any rights of Hebron arising under such Contracts), and AmeriVision shall, to the extent AmeriVision is provided with the benefits of such Contracts, perform and in due course pay and discharge in a timely fashion all debts, obligations and liabilities of Hebron under such Contracts to the extent that AmeriVision was to assume those obligations pursuant to the terms hereof.

         5. Further Assurances. From time to time during the Term, each party hereto will execute all such instruments and take all such actions as any other party shall reasonably request, without payment of further consideration, in connection with carrying out and effectuating the intent and purpose hereof and all transactions contemplated by this Agreement, including without limitation the execution and delivery of any and all confirmatory and other instruments, and any and all actions which may reasonably be necessary to complete the transactions contemplated hereby. The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement.

         6. Representations and Warranties.

            (a) Hebron represents and warrants as follows: (i) Hebron is organized, existing and active under the laws of the jurisdiction of its organization; (ii) Hebron has the requisite power and authority to execute, deliver and perform this Agreement; (iii) the execution, delivery and performance of this Agreement have been authorized and approved, subject to further authorization or consent of Hebron's shareholders to the Closing under the Purchase Agreement; (iv) the execution, delivery and performance of this Agreement by Hebron does not conflict with any other agreement to which Hebron is a party, other than Contracts as to which consent to assignment is required; and (v) the execution, delivery and performance of this Agreement by Hebron does not conflict with the terms and conditions set forth in Hebron's FCC Authorizations or State Authorizations, including the statutes, rules, regulations and policies of the FCC or the statutes, rules, regulations and policies of each of the State Commissions applicable thereto.

            (b) AmeriVision represents and warrants as follows: (i) AmeriVision is organized, existing and in good standing under the laws of the jurisdiction of its organization; (ii) AmeriVision has the requisite power and authority to execute, deliver and perform this Agreement; (iii) the execution, delivery and performance of this Agreement have been duly authorized by all necessary action of AmeriVision; (iv) the execution, delivery and performance of this Agreement by AmeriVision does not conflict with any other agreement to which AmeriVision is a party; (v) AmeriVision holds all the licenses and authorizations required under the Communications Act of 1934, as amended (the "Communications Act"), or the rules, regulations and policies of the FCC for, and used in the operation of, the Assets, and the licenses and authorizations required under applicable state statute, or the rules, regulations and policies of each of the State Commissions for, and used in the operation of, the Assets (collectively, the "AmeriVision Authorizations"); and (vi) the AmeriVision Authorizations are in full force and effect and have not been revoked, suspended, canceled, rescinded or terminated and have not expired.

         7. Insurance; Maintenance Agreements. During the Term and to the extent permitted under the Contracts listed on Schedule 2.8, AmeriVision shall: (i) maintain in full force the types and levels of insurance coverage required under the terms of each such Contract for the Assets; (ii) otherwise provide adequate fire and other risk insurance covering the full replacement value of the Assets; and (iii) perform all affirmative obligations required by any Contract necessary to maintain in effect for the benefit of Hebron any maintenance or factory support obligations of any other Contract party. To the extent that AmeriVision reasonably determines that it may not perform any of the obligations set forth above consistent with the terms of any of the Contracts, AmeriVision shall reimburse Hebron for the reasonable costs associated with Hebron performing such obligation provided that, should Hebron be required to maintain insurance coverage for the Assets, it shall name AmeriVision as an additional insured or take such other action at AmeriVision's reasonable request to ensure that AmeriVision is eligible to receive the economic benefit of such policy.

         8. Risk of Loss. To the extent of the insurance coverage maintained by AmeriVision with respect to the Assets, the risk of loss, damage or destruction to any of the Assets shall be borne by AmeriVision at all times during the Term. In the event of any such covered loss, damage, or destruction, the proceeds of any claim for any loss payable under any insurance policy with respect thereto shall be used to repair, replace, or restore any such property to its former condition. In the event of any loss or damage to any of the Assets, AmeriVision shall notify Hebron thereof in writing immediately. Such notice shall specify with particularity the loss or damage incurred, the cause thereof (if known or reasonably ascertainable), and the insurance coverage.

         9. Operation of the Business.

            (a) AmeriVision shall: (i) operate and care for the Assets, and keep its books and accounts, records and files, in a commercially reasonable manner consistent with past practice; (ii) operate the Assets in accordance with the terms of the AmeriVision Authorizations and in compliance with the Communications Act, FCC rules, regulations and policies, and all other applicable state and other laws, rules and regulations, and State Commission rules, and maintain the AmeriVision Authorizations in full force and effect and timely file and prosecute any necessary applications for renewal of the AmeriVision Authorizations; (iii) use best efforts to preserve the organization of the Business intact, and preserve the goodwill of the Business's suppliers, advertisers, customers and others having business relations with it; (iv) keep all Tangible Personal Property and Real Property in good operating condition (ordinary wear and tear excepted) and repair and maintain adequate and usual supplies of inventory, office supplies, spare parts and other materials as have been customarily maintained in the past; and (v) furnish to Hebron monthly reports in the same form and approximately at the same time as the internally prepared business statements submitted to Coast Business Credit under the LSA. Nothing in this paragraph shall be deemed to require AmeriVision to make any material investment in the Business.

            (b) Hebron shall not, without the prior written consent of
AmeriVision: (i) sell, lease, transfer, alienate or encumber, or agree to sell, lease, transfer, alienate or encumber any of the Assets; (ii) enter into any contract of employment with any employee or employees of the Business; or (iii) amend or terminate any of the Contracts or enter into any contract, lease or agreement with respect to the Business.

         10. Unwind. Upon a termination of this Agreement other than concurrent with a Closing of the Purchase Agreement, AmeriVision and Hebron shall cooperate to unwind the effect hereof, and Hebron shall reassume the contracts and leases assigned to and assumed by AmeriVision, if any, and AmeriVision and Hebron shall each execute such documents, instruments and agreements, and take such other action, as may be necessary to implement any such transaction and carry out the intent of this Section, provided, however, that nothing in this Section 10 shall be construed to require AmeriVision to disgorge any of the economic benefits of operating the Assets during the period from the Commencement Date through the date of such termination.

         11. Indemnification.

            (a) AmeriVision shall indemnify, defend, and hold harmless Hebron from and against any and all claims, losses, costs, liabilities, damages and expenses (including reasonable attorneys' fees and other expenses incidental thereto) of every kind, nature, and description arising out of: (i) any misrepresentation or breach of any warranty of AmeriVision in this Agreement; or
(ii) any failure by AmeriVision to comply with its covenants or agreements set forth in this Agreement.

            (b) Hebron shall indemnify, defend, and hold harmless AmeriVision from and against any and all claims, losses, costs, liabilities, damages, and expenses (including reasonable attorneys' fees and other expenses incidental thereto) of every kind, nature, and description arising out of: (i) any misrepresentation or breach of any warranty of Hebron in this Agreement; or (ii) any failure by Hebron to comply with its covenants or agreements set forth in this Agreement.

         12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective representatives, successors and assigns; provided, however, that neither party may assign any of its rights or delegate any of its duties hereunder without the prior written consent of the other party, and any such attempted assignment or delegation without such consent shall be void.

         13. Amendments; Waiver. The terms, covenants, representations, warranties and conditions of this Agreement may be changed, amended, modified, waived, or terminated only by a written instrument executed by the party waiving compliance. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right of such party at a later date to enforce the same. No waiver by any party of any condition or the breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

         14. Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly made and received when personally served or when delivered by Federal Express or a similar overnight courier service, expenses prepaid, addressed as follows:

         If to AmeriVision, to:

                                   AmeriVision Communications, Inc.
                                   5900 Mosteller Drive, Suite 1850
                                   Oklahoma City, Oklahoma 73112
                                   Attn: Stephen D. Halliday
                                   Fax:  405-600-3823

         with a copy, which shall not constitute notice, to:

                                   Wiley, Rein & Fielding
                                   1776 K Street, N.W.
                                   Washington, DC 20006
                                   Attn: Dag Wilkinson
                                   Fax:  202-719-7049

         If to Hebron, to:

                                   Hebron Communications Corporation
                                   5900 Mosteller Dr., Suite 1750
                                   Oklahoma City, OK 73112
                                   Attn: John E. Telling
                                   Fax:  (405) 600-3617

         with a copy, which shall not constitute notice, to:

                                   Bush Ross Gardner Warren & Rudy
                                   220 South Franklin Street
                                   Tampa, Florida 33602
                                   Attn: Jeremy P. Ross
                                   Fax:  813-223-9620

Any party may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section providing for the giving of notice.

         15. Governing Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the State of Oklahoma, without giving effect to principles of conflicts of laws.

         16. Entire Agreement. This Agreement and the Purchase Agreement constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof, and supersede all prior agreements, understandings, inducements or conditions, express or implied, oral or written, relating to the subject matter hereof and thereof. The express terms hereof and thereof control and supersede any course of performance and/or usage of trade inconsistent with any of the terms hereof or thereof. This Agreement has been prepared by all of the parties hereto, and no inference of ambiguity against the drafter of a document therefore applies against any party hereto.

         17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.


                            [SIGNATURE PAGE FOLLOWS]

                    SIGNATURE PAGE TO LEASE/LICENSE AGREEMENT

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                        HEBRON COMMUNICATIONS CORPORATION



Attest:                 By:  /s/ John E. Telling
       ----------------    -------------------------------------
                           John E. Telling, President/CEO



                        AMERIVISION COMMUNICATIONS, INC.



Attest:                 By:  /s/ Stephen D. Halliday
       ----------------    -------------------------------------
                           Stephen D. Halliday, President